UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 25, 2006

ENERGIZER HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

MISSOURI	1-15401	No. 43-1863181
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 MARYVILLE UNIVERSITY DRIVE, ST. LOUIS, MO 63141

(Address of Principal Executive Offices) (Zip Code)

(314) 985-2000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The information furnished pursuant to this Item 2.02, including the attached Exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

 On April 25, 2006, the Company issued a press release announcing financial and operating results for its second fiscal quarter ending March 31, 2006. This press release, which included the attached unaudited Statement of Earnings for the quarter, is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 5.05. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS.

At a meeting held April 21, 2006, the Audit Committee of the Company’s Board of Directors approved amendments to the Company’s Business Practices & Standards of Conduct, the Company’s code of ethics applicable to all employees and officers, including the Chief Executive Officer, the Chief Financial Officer and the Controller. The amendments (i) expand the Company’s prohibition on trading in securities of the Company on the basis of material nonpublic information to include trading in securities of other companies on the basis of such information obtained from the Company or in the course of the officer’s or employee’s employment, and (ii) expand the code’s discussion of conflicts of interest to provide that prohibited conflicts include investments in other companies where the officer or employee has knowledge that the Company has or expects to have business relationships with such companies, and to provide that investments in publicly traded securities, where the investment generally does not exceed 1% of the outstanding shares, shall not be deemed significant and a violation of the code of ethics.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

Dated: April 25, 2006

EXHIBIT INDEX

Exhibit No.

99.1   Earnings Release -- Second Quarter ended March 31, 2006.